Exhibit 2.1
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FORM BCA 10.30 (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act

Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-1832
www.cyberdriveillinois.com

Remit payment in the form of a
check or money order payable
to Secretary of State.


                File#  5636-672-5     Filing Fee: $50 Approved:
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         --Submit in duplicate----Type or Print clearly in black ink--
                         Do not write above this line--


1.       Corporate Name (see Note 1 on page 4.):  Dauphin Technology, Inc.
                                                  ------------------------
2.       Manner of Adoption of Amendment:
         The following amendment to the Articles of Incorporation was adopted on 2006 in the manner indicated below.

         Mark and "X" in one box only.

         [] By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

         []   By a  majority  of the  board of  directors,  in  accordance  with
              Section 10.10, the Corporation having issued no shares as of time of adoption of this amendment. (See Note 2 on page 4.)

         []   By a  majority  of the  board of  directors,  in  accordance  with
              Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

         [] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

         [X] By shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. Consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of Incorporation.
              Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on Page
              4).

         [] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3.       Text of Amendment:
         a. When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.
              Article I:      Name of the Corporation:  ________________________
                                                                New Name

                                Text of Amendment

         b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

         The number of authorized shares of $0.001 par value common stock is 850,000,000 shares.


4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (if not applicable, insert "No change"):

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert "No change"):
         (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

         b. The amount of paid-in capital as changed by this amendment is as follows) if not applicable, insert "No change"):
         (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)


                                            Before Amendment     After Amendment
         No Change     Paid-in capital:
                                            -----------------    ---------------

Complete either item 6 or item 7 below. All signatures must be in BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, the facts stated herein are true and correct.

Dated:            September 18,         2006          Dauphin Technology, Inc.
                  -------------         ----          ------------------------
                   Month & Day          Year          Exact Name of Corporation

/s/ Andrew J. Kandalepas
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Any Authorized Officer's Signature

Andrew J. Kandalepas, CEO
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Name and Title (type or print)

7.       If  amendment  is   authorized   pursuant  to  Section   10.10  by  the
         incorporators, the incorporators must sign below, and type or print name and title.

         OR

         If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

         The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

         Dated _________________, ______
                  Month & Day             Year

         ________________________________    ____________________________

         ________________________________    ____________________________

         ________________________________    ____________________________

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